Exhibit 99.01

Press Release

Available for Immediate Publication: April 28, 2014

First National Bank of Northern California Reports First Quarter 2014 Earnings of $0.40 Per Diluted Share

Source: FNB Bancorp (CA) (QTCQB:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (Bulletin Board: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common shareholders for the first quarter of 2014 of $1,664,000 or $0.40 per diluted share, compared to net earnings available to common shareholders of $772,000 or $0.19 per diluted share for the first quarter of 2013. During the first quarter of 2014, FNB Bancorp redeemed all the outstanding preferred shares held by the Treasury Department as part of their Small Business Lending (SBLF) Program. To partially fund this redemption, FNB Bancorp obtained a $6,000,000 loan that is secured by FNB Bancorp’s ownership interest in First National Bank of Northern California. A cash dividend payment from the Bank along with existing cash balances at FNB Bancorp funded the remainder of the redemption. During the first quarter of 2014, net loans increased by $14,518,000.

“During the first quarter of 2014, the Bank experienced strong loan demand and was able to grow our net loans outstanding. At the same time, higher rate brokered time deposits acquired in our Oceanic Bank acquisition have continued to mature. Overall, our deposit portfolio has performed well, with the decrease in total deposits in line with management’s projections. During the first quarter of 2014, there was an increase of $10,000,000 in the outstanding wholesale borrowings obtained from the Federal Home Loan Bank, which totaled $25,000,000 as of March 31, 2014. The Bank intends to slowly reduce the amount of our outstanding borrowings during 2014 by utilizing funds derived from principal repayments that occur within our investment portfolio and the slow and steady acquisition of additional deposit accounts and dollars. During the first quarter of 2014, we also redeemed all the outstanding preferred stock held by the U.S. Treasury. The dividend rate increased from 5% to 9% effective January 1, 2014, so it no longer made sense to keep this source of capital. In order to keep the Bank funded at a high level of common equity, during the first quarter of 2014, FNB Bancorp obtained a $6,000,000 holding company loan. The proceeds from this loan were contributed to the Bank as an additional capital contribution,” stated Tom McGraw, Chief Executive Officer.

Financial Highlights: First Quarter, 2014	(Unaudited)
	Three	Three	Three	Three
	months	months	months	months
	ended	ended	ended	ended
Consolidated Statements of Earnings	March 31,	December 31,	March 31,	December 31,
(in ’000s except earnings per share amounts)	2014	2013	2013	2012

Interest income	$8,983	$9,375	$9,397	$9,467
Interest expense	(469)	(514)	(682)	(727)
Net interest income	8,514	8,861	8,715	8,740
Provision for loan losses	(75)	(50)	(600)	(633)
Noninterest income	1,040	1,137	976	1,060
Noninterest expense	(6,842)	(6,954)	(7,739)	(7,557)
Interest before income taxes	2,637	2,994	1,352	1,610
Provision for income tax	(803)	(995)	(422)	(264)
Net earnings	1,834	1,999	930	1,346
Dividends and discount accretion on preferred stock	(170)	(119)	(158)	(157)
Net earnings available to common shareholders	$1,664	$1,880	$772	$1,189

Basic earnings per share	$0.42	$0.47	$0.20	$0.31
Diluted earnings per share	$0.40	$0.46	$0.19	$0.30

Average assets	$889,553	$912,819	$893,982	$900,571
Average equity	$88,995	$93,679	$95,378	$95,206
Return on average assets (annualized)	0.75%	0.82%	0.35%	0.53%
Return on average equity (annualized)	7.48%	8.03%	3.24%	5.00%
Efficiency ratio	-72%	-70%	-80%	-77%
Net interest margin (taxable equivalent)	4.24%	4.24%	4.52%	4.46%
Average shares outstanding	3,985	3,965	3,903	3,882
Average diluted shares outstanding	4,126	4,088	3,996	3,963

	(Unaudited)	*	(Unaudited)	*
	As of	As of	As of	As of
Consolidated Balance Sheets	March 31,	December 31,	March 31,	December 31,
(in ’000s)	2014	2013	2013	2012

Assets:
Cash and cash equivalents	$19,244	$14,007	$39,092	$27,861
Interest-bearing time deposits with other financial institutions	4,805	5,543	9,713	13,216
Securities available for sale, at fair value	258,184	263,988	246,460	234,945
Loans, net	566,861	552,343	546,278	541,563
Premises, equipment and leasehold improvements, net	12,533	12,512	12,634	12,706
Other real estate owned, net	2,478	5,318	6,668	6,650
Goodwill	1,841	1,841	1,841	1,841
Other equity securities	5,307	5,300	5,338	5,464
Accrued interest receivable	3,758	3,808	3,751	3,760
Prepaid expenses	631	701	1,116	1,372
Bank owned life insurance	12,248	12,151	11,880	11,785
Other assets	13,658	14,418	12,707	14,177
Total assets	$901,548	$891,930	$897,478	$875,340

Liabilities and stockholders’ equity:
Deposits:
Demand and NOW	$281,366	$279,269	$255,511	$253,849
Savings and money market	380,227	370,194	372,112	343,437
Time	112,352	124,152	162,802	171,066
Total deposits	773,945	773,615	790,425	768,352
Federal Home Loan Bank advances	25,000	15,000	502	1,220
Bank borrowings	6,000	—	—	—
Accrued expenses and other liabilities	8,977	9,066	10,682	10,410
Total liabilities	813,922	797,681	801,609	779,982
Stockholders’ equity	87,626	94,249	95,869	95,358
Total liab. and stockholders’ equity	$901,548	$891,930	$897,478	$875,340

* Taken from the audited annual financial statements

Other Financial Information
Allowance for loan losses	$9,897	$9,879	$9,357	$9,124
Nonperforming assets	$9,447	$12,669	$19,459	$19,142
Total gross loans	$576,758	$562,222	$555,635	$550,687

“During the first quarter, the Bank’s problem assets continued to decrease. Borrowers are making additional investments in our service area, in particular in real estate investments. The skyline in San Francisco is filled with cranes building large residential housing towers. Loans are up for the quarter and overall, our assets grew by approximately 1.1% during the quarter. The Bank’s Tier 1 leverage capital increased during the first quarter by $309,000 despite the redemption of the preferred stock by FNB Bancorp during the quarter. At March 31, 2014, the Bank’s leverage capital stood at 9.96%. We remain ‘well capitalized’ by regulatory definitions in all our regulatory capital requirements. The Oceanic Bank purchase has been fully integrated into the operations of the Company and our capital is growing in line with our growth in assets. Steps taken by management to prudently reduce our future noninterest expenses are currently underway. To be successful in our current environment, we understand that we must meet or exceed our customer’s expectations in their interaction with the Bank. For over 50 years, we have built our organization around the idea that we must continually earn our customer’s business,” continued CEO Tom McGraw.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.